                                                                                                   EXHIBIT 12
                                                                                                   Page 1

                                     JERSEY CENTRAL POWER & LIGHT COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    ---------------------------
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                                       Restated
                                                                                                     (See Note 2)
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................       $ 13,398        $   54,017
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         21,118            25,827
     Provision for income taxes..............................................         10,050            38,553
     Interest element of rentals charged to income (a).......................          1,573               791
                                                                                    --------          --------

       Earnings as defined...................................................       $ 46,139          $119,188
                                                                                    ========          ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................       $ 20,728          $ 23,312
   Other interest expense....................................................            390              (159)
   Subsidiary's preferred stock dividend requirements........................             --             2,674
   Interest element of rentals charged to income (a).........................          1,573               791
                                                                                    --------          --------

       Fixed charges as defined..............................................       $ 22,691          $ 26,618
                                                                                    ========          ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.03              4.48
                                                                                        ====              ====

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                 EXHIBIT 12
                                                                                                 Page 2

                                        JERSEY CENTRAL POWER & LIGHT COMPANY

                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                 STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    ---------------------------
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                                       Restated
                                                                                                     (See Note 2)
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $13,398          $ 54,017
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         21,118            25,827
     Provision for income taxes..............................................         10,050            38,553
     Interest element of rentals charged to income (a).......................          1,573               791
                                                                                     -------          --------

       Earnings as defined...................................................        $46,139          $119,188
                                                                                     =======          ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND
   REQUIREMENTS (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................................        $20,728          $ 23,312
   Other interest expense....................................................            390              (159)
   Preferred stock dividend requirements.....................................            125             2,799
   Adjustment to preferred stock dividends
     to state on a pre-income tax basis......................................             94                89
   Interest element of rentals charged to income (a).........................          1,573               791
                                                                                     -------          --------

       Fixed charges as defined plus preferred stock dividend requirements
         (pre-income tax basis)..............................................        $22,910          $ 26,832
                                                                                     =======          ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)....................................................           2.01              4.44
                                                                                        ====              ====

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                   EXHIBIT 12
                                                                                                   Page 1


                                          METROPOLITAN EDISON COMPANY
                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    ---------------------------
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $18,044           $16,800
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         10,836            12,892
     Provision for income taxes..............................................         12,209            11,426
     Interest element of rentals charged to income (a).......................            298               123
                                                                                     -------           -------

       Earnings as defined...................................................        $41,387           $41,241
                                                                                     =======           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................        $10,147           $10,539
   Other interest expense....................................................            689               463
   Subsidiary's preferred stock dividend requirements........................             --             1,890
   Interest element of rentals charged to income (a).........................            298               123
                                                                                     -------           -------

       Fixed charges as defined..............................................        $11,134           $13,015
                                                                                     =======           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           3.72              3.17
                                                                                        ====              ====

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                                         PENNSYLVANIA ELECTRIC COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    ---------------------------
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $ 5,659           $ 4,194
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................          9,684             9,370
     Provision for income taxes..............................................          2,938             3,773
     Interest element of rentals charged to income (a).......................            624               456
                                                                                     -------           -------

       Earnings as defined...................................................        $18,905           $17,793
                                                                                     =======           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................        $ 7,447           $ 7,339
   Other interest expense....................................................          2,237               143
   Subsidiary's preferred stock dividend requirements........................             --             1,888
   Interest element of rentals charged to income (a).........................            624               456
                                                                                     -------           -------

       Fixed charges as defined..............................................        $10,308           $ 9,826
                                                                                     =======           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           1.83              1.81
                                                                                        ====              ====

-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.
